UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32330	02-0732285
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on June 2, 2016, NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), entered into an Agreement and Plans of Merger (the “Merger Agreement”) with NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM”), Colony Capital, Inc., a Maryland corporation (“Colony”), New Polaris Inc., a Maryland corporation and a wholly-owned subsidiary of NSAM (“New Polaris”), New Sirius Inc., a Maryland corporation and a wholly-owned subsidiary of NRF (“New Sirius”), NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and a subsidiary of NRF (“Sirius LP”), Sirius Merger Sub-T, LLC, a Delaware limited liability company and a wholly-owned subsidiary of NRF (“Sirius Sub”), and New Sirius Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of New Sirius (“New Sirius Sub”).

The Merger Agreement provides for the mergers of NSAM, NRF and Colony into New Polaris, as the publicly-traded company for the combined organization that, upon and following the effective time of the mergers described below, will be renamed  Colony NorthStar, Inc. (“Colony NorthStar”).  Specifically, the Merger Agreement provides that (i) in order to redomesticate NSAM into a Maryland corporation, NSAM will merge with and into New Polaris (the “Redomestication Merger”), with New Polaris as the surviving corporation; (ii) NRF, Sirius LP and Sirius Sub will effect a series of merger transactions, as a result of which Sirius LP will have merged with and into NRF, with NRF as the surviving corporation; and (iii) immediately thereafter, New Sirius Sub will merge with and into NRF (the “New Holdco Merger”), with NRF as the surviving corporation, as a result of which NRF will have become a wholly-owned subsidiary of New Sirius.  NRF will then convert into a limited liability company organized under the laws of the State of Maryland and assign to New Sirius the Amended and Restated Asset Management Agreement (the “NSAM-NRF Management Agreement”), dated as of October 31, 2015, by and between NRF and NSAM J-NRF Ltd (the “Asset Manager”).  Immediately thereafter, New Sirius will merge with and into New Polaris (the “Sirius-Polaris Merger”), with New Polaris as the surviving corporation, followed immediately thereafter by the merger of Colony with and into New Polaris (the “Constellation-Polaris Merger”), with New Polaris as the surviving corporation.  Upon the closing of the mergers, NRF stockholders will own approximately 33.90%, Colony stockholders will own approximately 33.25% and NSAM stockholders will own approximately 32.85%, respectively, of Colony NorthStar, on a fully diluted basis. Prior to or as of the closing of the mergers, NSAM will declare a special cash dividend in the amount of $128 million to stockholders of NSAM as of a record date prior to the effective time of the Redomestication Merger.

Pursuant to the Merger Agreement, at the effective time of the Redomestication Merger, each share of NSAM common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into one share of New Polaris class A common stock; and each share of NSAM performance common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into one share of New Polaris performance common stock.

As a result of the New Holdco Merger and the Sirius-Polaris Merger, at the effective time of the Sirius-Polaris Merger, (i) each share of NRF common stock issued and outstanding immediately prior to the effective time of the New Holdco Merger, through a series of transactions, automatically will be cancelled and converted into the right to receive 1.0996 (the “Sirius Exchange Ratio”) shares of New Polaris class A common stock, and (ii) each share of NRF series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock and series E preferred stock issued and outstanding immediately prior to the effective time of the New Holdco Merger, through a series of transactions, automatically will be cancelled and converted into the right to receive one share of New Polaris series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock and series E preferred stock, respectively, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those of the corresponding series of NRF preferred stock.

At the effective time of the Constellation-Polaris Merger, (i) each share of Colony class A common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive 1.4663 (the “Constellation Class A Exchange Ratio”) shares of New Polaris class A common stock, (ii) each share of Colony class B common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive 1.4663 (the exchange ratio described in this clause (ii), together with the Constellation Class A Exchange Ratio, the “Constellation Exchange Ratio”) shares of New Polaris class B common stock, (iii) and each share of Colony series A preferred stock, series B preferred stock and series C preferred stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive one share of New Polaris series F preferred stock, series G preferred stock and series H preferred stock, respectively, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those of the corresponding series of Colony preferred stock.

The Sirius Exchange Ratio and the Constellation Exchange Ratio are subject to adjustment for extraordinary events set forth in, and subject to the provisions of, the Merger Agreement, including changes to the capitalization of, and/or the declaration or payment of one or more dividends or other distributions (excluding the $128 million special cash dividend to stockholders of NSAM described above) in excess of amounts specified in the Merger Agreement by, certain parties to the Merger Agreement, in each case as described in the Merger Agreement.

In connection with the Sirius-Polaris Merger and the Constellation-Polaris Merger, no fractional shares will be issued and the applicable stockholders will receive cash in lieu of any fractional shares and any shares of New Polaris, New Sirius or Colony common stock owned by any of New Polaris, New Sirius, Colony or any of their respective wholly owned subsidiaries (other than on behalf of third-parties) will be cancelled and no consideration shall be paid for those shares.

The receipt of merger consideration described above is expected to be tax-free to the stockholders of NRF (or, following the New Holdco Merger, New Sirius), NSAM and Colony, except with respect to any cash received for fractional shares.  The shares of New Polaris class A common stock, performance common stock, and preferred stock are expected to be listed on the New York Stock Exchange (the “NYSE”).

Following the consummation of the Constellation-Polaris Merger, the board of directors of Colony NorthStar will consist of 13 members, of whom six will be designated by Colony, six will be designated by NSAM and NRF and one will be designated jointly by the boards of directors, or a committee thereof, of NSAM, NRF and Colony.

Consummation of the mergers is subject to the fulfillment or waiver of specified closing conditions, including (i) the receipt of the affirmative vote of holders of a majority of the outstanding shares of NSAM common stock entitled to vote at a stockholders meeting to adopt the Merger Agreement and approve the Redomestication Merger, and certain other transactions contemplated by the Merger Agreement, (ii) the receipt of the affirmative vote of holders of a majority of the outstanding shares of NRF common stock entitled to vote at a stockholders meeting to approve the New Holdco Merger, the Sirius-Polaris Merger and certain other transactions contemplated by the Merger Agreement, (iii) the receipt of the affirmative vote required by the stockholders of Colony under Colony’s charter to approve the Constellation-Polaris Merger and certain other transactions contemplated by the Merger Agreement, (iv) to the extent applicable, the receipt of anti-trust and competition-related clearances and the expiration or termination of any applicable waiting periods, (v) the receipt of certain other regulatory approvals with respect to changes in control of certain regulated entities, including the approval of the Financial Industry Regulatory Authority, the Financial Conduct Authority of the United Kingdom and L’Autorité des marchés financiers of France, (vi) the effectiveness of the registration statement on Form S-4 that New Polaris is obligated to file in connection with the issuance of shares of New Polaris common stock and preferred stock under the Securities Act of 1933, as amended, in connection with the mergers and the conversion, settlement or exercise of the equity awards of NSAM, NRF and Colony, (vii) the listing of New Polaris common stock and preferred stock on the NYSE, (viii) the consummation of a specified divestiture by NSAM pursuant to the terms of the Merger Agreement, (ix) the receipt by NSAM of an opinion that each of New Sirius (including Sirius in its capacity as predecessor to New Sirius), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and Colony, commencing with its taxable year of formation through the effective time of the Constellation-Polaris Merger, meets or will meet the requirements for qualification and taxation as a real estate investment trust, or “REIT”, under the Internal Revenue Code of 1986, as amended (the “Code”), (x) the receipt by NRF of an opinion that each of New Polaris (including Polaris in its capacity as predecessor to New

Polaris), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and Colony, commencing with its taxable year of formation through the effective time of the Constellation-Polaris Merger, meets or will meet the requirements for qualification and taxation as a REIT under the Code, (xi) the receipt by Colony of an opinion that each of New Polaris (including Polaris in its capacity as predecessor to New Polaris), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and New Sirius (including Sirius in its capacity as predecessor to New Sirius), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, meets or will meet the requirements for qualification and taxation as a REIT under the Code, (xii) the receipt by each of NSAM, NRF and Colony of an opinion that the applicable mergers contemplated by the Merger Agreement will qualify as tax-free reorganizations under the Code, (xiii) the receipt by each of NSAM, NRF and Colony of an opinion that New Polaris is not, and as a result of the consummation of the mergers contemplated by the Merger Agreement will not be, required to register as an investment company under the Investment Company Act of 1940, as amended, and (xiv) other customary closing conditions, including (a) the absence of any law or order prohibiting the mergers, (b) the accuracy of each applicable party’s representations and warranties (subject to customary materiality qualifiers), (c) each applicable party’s performance of its obligations and covenants contained in the Merger Agreement in all material respects, and (d) the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to each of NRF, NSAM and Colony.

The Merger Agreement may be terminated under certain circumstances, including by any of NSAM, NRF and Colony if the Sirius-Polaris Merger is not consummated by March 17, 2017 or if any of the requisite stockholder approvals is not obtained.  In addition, each of NSAM, NRF and Colony has the right to terminate the Merger Agreement due to the withdrawal or adverse change of the recommendation of the Merger Agreement and the transactions contemplated thereby by the applicable other party’s board of directors.  Prior to the receipt of the applicable requisite stockholder approvals, each of NSAM, NRF and Colony also has the right to terminate the Merger Agreement to enter into a transaction that such party’s board of directors (or a special committee thereof) determines to be a superior proposal, subject to such party’s compliance with certain covenants.  The Merger Agreement also provides for certain other customary termination rights for each of NSAM, NRF and Colony, and that, upon termination of the Merger Agreement under certain specified circumstances, NSAM, NRF or Colony, as applicable, will be required to pay a termination fee of $92 million, to be split equally between the other two parties, or, upon termination of the Merger Agreement under certain other specified circumstances, NSAM, NRF or Colony, as applicable, will be required to reimburse the other two parties for transaction expenses up to a cap of $10 million with respect to each of the other two parties.  The Merger Agreement further provides that if the Merger Agreement is terminated under certain specified circumstances where a termination fee is not otherwise payable and, within 12 months of such termination, any two of NSAM, NRF or Colony (directly or through subsidiaries) enter into an agreement with respect to a business combination or consummate a business combination, the two parties who are involved in such business combination will be required to pay a termination fee of $92 million jointly to the third party, less any transaction expenses that were already paid by them to the third party pursuant to the terms of the Merger Agreement.  Notwithstanding the foregoing, pursuant to an agreement by and among NSAM, NRF and the Asset Manager, dated as of June 2, 2016 (the “NSAM/NRF Agreement”), NSAM and NRF have separately agreed, however, that should a termination fee become payable by NRF to NSAM under certain circumstances, NSAM will waive the payment of such termination fee in excess of $3 million, subject to certain conditions.

Colony has obtained debt financing commitments from certain financial institutions to fund the refinancing of certain specified existing indebtedness of the parties in connection with the consummation of the transactions.  Colony is required by the Merger Agreement to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments.  The Merger Agreement provides that no party will be required to consummate the mergers if, subject to certain conditions, financing is unavailable and the combined company, upon consummation of the transactions, will not have sufficient unrestricted cash to repay certain specified indebtedness and all transaction expenses.

The Merger Agreement contains customary representations, warranties and covenants of NSAM, NRF and Colony, including covenants regarding the operation of the business of each of NSAM, NRF, Colony and their respective subsidiaries prior to the effective time of the mergers, and a customary non-solicitation covenant prohibiting each party from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to alternative business combination transactions, or (b)

entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.  The Merger Agreement has been filed to provide information to investors regarding its terms.  It is not intended to provide any other factual information about NSAM, NRF, Colony or any other parties to the Merger Agreement, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the mergers.  The Merger Agreement and this summary should not be relied upon as disclosure about NSAM, NRF, Colony or any other parties to the Merger Agreement.  None of NRF’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of NSAM, NRF, Colony, any other parties to the Merger Agreement or any of their respective subsidiaries or affiliates.  The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Simultaneously with the execution of the Merger Agreement, Thomas J. Barrack, Jr., Executive Chairman of Colony, who is the only holder of Colony’s class B common stock, and Richard B. Saltzman, Chief Executive Officer and President of Colony and a member of the board of directors of Colony, entered into a voting and support agreement with NSAM and NRF (the “NorthStar Voting Agreement”), pursuant to which each has agreed, among other things, to vote (or cause to be voted) his shares of Colony class A common stock and, in the case of Mr. Barrack, class B common stock, for the approval of the Constellation-Polaris Merger and the other transactions contemplated by the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

As of June 2, 2016, the persons signing the NorthStar Voting Agreement own shares representing, in the aggregate, approximately 16% of the voting power of Colony class A and class B common stock.

The foregoing description of the NorthStar Voting Agreement does not purport to be complete and is qualified by its entirety by reference to the NorthStar Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Upon the closing of the mergers, it is expected that Mr. Barrack will be the Executive Chairman of the board of directors of Colony NorthStar, David T. Hamamoto (currently the Executive Chairman of NSAM and Chairman of NRF) will be Executive Vice Chairman, Mr. Saltzman will be Chief Executive Officer, Darren Tangen (currently the Chief Financial Officer of Colony) will be Chief Financial Officer, Mark Hedstrom (currently the Chief Operating Officer of Colony) will be Chief Operating Officer, and Daniel R. Gilbert (currently the Chief Investment and Operating Officer of NRF and NorthStar Asset Management Group, Ltd, a subsidiary of NSAM) will be Head of Colony NorthStar’s Retail Platform.

In connection with the mergers, Mr. Hamamoto, Albert Tylis (currently Chief Executive Officer and President of NSAM and a member of the board of directors of NRF), Mr. Gilbert, Debra Hess (currently Chief Financial Officer of NSAM and NRF) and Ronald J. Lieberman (currently Executive Vice President, General Counsel and Secretary of NSAM and NRF) have entered into certain agreements, a description of which is included in Item 5.02 below and incorporated herein by reference.

Currently, NSAM acts as the external manager to NRF under the NSAM-NRF Management Agreement pursuant to which, and subject to its terms, NSAM provides to NRF asset management services and acts as NRF’s attorney-in-fact.  NRF relies on NSAM to, among other things, manage its day-to-day operations and investments.

Pursuant to the NSAM/NRF Agreement, NRF, New Sirius, Sirius LP, Sirius Sub and New Sirius Sub will not be liable to NSAM and its affiliates for breaches of their obligations under the Merger Agreement if and to the extent resulting from an action or omission taken or made by NSAM or any of its affiliates in performance of the services or any of the Asset Manager’s duties or obligations under the NSAM-NRF Management Agreement, unless such action or omission was taken with the prior written consent of the special committee of the board of directors of NRF (such action or omission, an “NSAM Action” and such breach of the Merger Agreement by Sirius or any of its subsidiaries resulting from a NSAM Action being a “Covered Breach”).   Subject to certain conditions specified in the NSAM/NRF Agreement, NSAM may not invoke breaches by NRF of covenants or representations and warranties as a basis to either terminate the Merger Agreement or not consummate the transactions contemplated thereby if such failure is the result of an NSAM Action or, in the case of representation and warranty breaches, if NSAM had knowledge, after reasonable inquiry, of such breaches as of the date of the Merger Agreement. The NSAM-NRF Management Agreement also provides that NSAM will be responsible for all damages and liabilities (including any required payment of transaction expenses or a termination fee in accordance with the Merger Agreement) paid to Colony under the Merger Agreement as a result of any NSAM Action taken by NSAM or any of its affiliates or any of their respective representatives would reasonably be expected to result in a Covered Breach. The NSAM-NRF Management Agreement will terminate upon the effective time of the Sirius-Polaris Merger.

The foregoing description of the NSAM/NRF Agreement does not purport to be complete and is qualified by its entirety by reference to the NSAM/NRF Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, certain of NRF’s named executive officers, including Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess (collectively, the “NEOs”) entered into a letter agreement with NSAM and NRF  (collectively, the “Letter Agreements”) which generally provides for an amendment to, and the NEOs’ waiver of, certain provisions of their existing employment agreements and equity award arrangements.  The Letter Agreements modify the rights of the NEOs in connection with the closing of the mergers by (i) substantially reducing the performance-based equity awards that would otherwise have been issuable to Messrs. Hamamoto, Tylis and Gilbert, (ii) imposing a non-compete period on the NEOs and otherwise assuring an extended non-compete term for Messrs. Hamamoto, Tylis and Gilbert, (iii) eliminating the NEOs’ rights to receive any cash severance, (iv) granting Colony NorthStar equity awards to the NEOs, subject to a one-year vesting period, in lieu of the waived cash severance amounts, with the shares received pursuant to such awards subject to a one-year holding period under certain circumstances, and (v) eliminating compensation payable to the NEOs for services performed in 2017.  The Letter Agreements will become null and void and of no further force and effect if the mergers are not consummated or the Merger Agreement is terminated by its terms and, except as provided in the applicable Letter Agreement, the terms of the current employment agreement between NSAM (or one of its subsidiaries and affiliates) and each of the NEOs otherwise remain unchanged.

The Letter Agreements provide that each NEO will waive any right to resign for “good reason” as a result of the mergers and that Mr. Hamamoto will serve as the Executive Vice Chairman of Colony NorthStar; Mr. Gilbert will oversee the retail platform of Colony NorthStar; and Messrs. Tylis and Lieberman and Ms. Hess will each provide transition services on behalf of Colony NorthStar relating to their current roles at NSAM.  The Letter Agreements with each of the NEOs provide that the applicable NEO’s annual base salary for 2017 will be $1.00 and that each NEO has waived all rights to an annual cash bonus for 2017.

The Letter Agreements provide that each NEO will waive all rights to severance under the NEO’s current employment agreement and, in lieu thereof, will be granted an unvested Colony NorthStar equity award based on the value of the cash severance amount that the applicable NEO would have otherwise been entitled to pursuant to the terms of his or her current employment agreement upon a qualifying termination of employment at the closing of the mergers, taking into account that Messrs. Hamamoto, Tylis and Gilbert are waiving, in the aggregate, approximately (i) $52 million of cash severance payments and (ii) 2.6 million shares of performance-based equity awards which would have been earned at the consummation of the mergers, based on current stock prices.  Additionally, Messrs. Hamamoto, Tylis and Gilbert will forfeit performance-based awards with respect to approximately 1.2 million shares of NSAM common stock and 740,000 shares of NRF common stock as a result of the mergers.  Furthermore, in lieu of any remaining cash severance payments resulting from the mergers that the NEOs would have been entitled to receive, the NEOs will be entitled to receive a number of shares of Colony NorthStar in lieu of the remaining aggregate $120 million of cash severance payments, to be determined based on the volume weighted average price of a Colony NorthStar share over the first five trading days immediately following the closing of the mergers, and the Colony NorthStar equity award will vest, subject to continued employment on the first anniversary of the closing of the mergers (with accelerated vesting upon certain terminations of employment), with an additional one-year post-vesting holding requirement with respect to the shares received by Messrs. Hamamoto and Gilbert in settlement of the Colony NorthStar equity awards, after applicable reduction to satisfy the NEO’s income and employment tax liabilities (with the early lapse of such holding requirement upon certain terminations of employment).  Dividends will be currently payable on the awards.

In addition, pursuant to the Letter Agreements, the parties agreed to fix the number of shares, approximating 3.1 million shares in the aggregate (including shares of NSAM, NRF and NorthStar Realty Europe Corp (“NRE”) common stock), underlying outstanding performance awards held by the NEOs that will vest at the closing of the mergers.  This fixed number of shares was determined in a manner consistent with the existing terms of such outstanding performance awards with the vesting determined based on mutually agreed upon assumptions relating to performance through the date of the execution of the Merger Agreement.  Messrs. Hamamoto, Tylis and Gilbert further agreed to reduce the number of shares underlying their outstanding performance awards that would vest based on such determination by approximately fifty-one percent (51%), which, as noted above, represents 2.6 million shares underlying outstanding performance awards held by such NEOs.

The Letter Agreements contemplate that the NEOs may enter into employment or consulting agreements with New Polaris prior to the closing of the mergers, but if no such agreement is entered into, the current employment agreements, as modified by the Letter Agreements, will continue in full force and effect.  The Letter Agreements also provide for the reimbursement of the NEOs’ reasonable costs and expenses relating to the preparation, negotiation and execution of the Letter Agreements and related arrangements and agreements, with the aggregate amount of such costs and expenses for all NEOs not to exceed $150,000.

The foregoing summary of the Letter Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement.  Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements:  the failure to receive, on a timely basis or otherwise, the required approvals by NSAM, Colony and NRF stockholders, governmental or regulatory agencies and third parties; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; operating costs and business disruption may be greater than expected; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger, the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits, and the impact of legislative, regulatory and competitive changes.  The foregoing list of factors is not exhaustive.  Additional information about these and other factors can be found in each company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”).  There can be no assurance that the merger will in fact be consummated.

We caution investors not to unduly rely on any forward-looking statements.  The forward-looking statements speak only as of the date of this report.  None of NSAM, Colony or NRF is under any duty to update any of these forward-looking statements after the date of this report, nor to conform prior statements to actual results or revised expectations, and none of NSAM, Colony or NRF intends to do so.

Additional Information and Where to Find It

In connection with the proposed transaction, NSAM, Colony and NRF will cause an affiliate of NSAM, New Polaris Inc., a Maryland subsidiary of NSAM that will be renamed Colony NorthStar, Inc. and will be the surviving parent company of the combined company to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of NSAM, Colony and NRF and that also will constitute a prospectus of Colony NorthStar.  Each of NSAM, Colony, NRF and Colony NorthStar may also file other documents with the SEC regarding the proposed transaction.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which NSAM, Colony, NRF or Colony NorthStar may file with the SEC.  INVESTORS AND SECURITY HOLDERS OF NSAM, COLONY AND NRF ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, THE CURRENT REPORT ON FORM 8-K BEING FILED BY EACH OF NSAM, COLONY AND NRF IN CONNECTION WITH THE ANNOUNCEMENT OF THE ENTRY INTO THE MERGER AGREEMENT ON OR ABOUT THE DATE HEREOF, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by NSAM, Colony, NRF and Colony NorthStar through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of NSAM, Colony or NRF at the following:

Contacts:

NorthStar Asset Management Group Inc.

Megan Gavigan / Emily Deissler / Hayley Cook

Sard Verbinnen & Co.

(212) 687-8080

Colony Capital, Inc.

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

or

Lasse Glassen

Addo Communications, Inc.

(310) 829-5400

lasseg@addocommunications.com

NorthStar Realty Finance Corp.

Joe Calabrese

Investor Relations

(212) 827-3772

Participants in the Solicitation

Each of NSAM, Colony, and NRF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction.  Information regarding NSAM’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 29, 2016, and in a Current Report on Form 8-K being filed by NSAM with the SEC in connection with the announcement of the proposed transaction on or about the date of this report.  Information regarding Colony’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Colony’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 31, 2016 and a Current Report on Form 8-K being filed by Colony with the SEC in connection with the announcement of the proposed transaction on or about the date of this report.  Information regarding NRF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NRF’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 28, 2016, and in this Current Report on Form 8-K.  A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus.  You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibit Number	Description

2.1*

Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., New Polaris Inc., New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC.

2.2	Agreement, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc. and NSAM J-NRF Ltd.

10.1	Executive Letter Agreement, dated June 2, 2016, among Debra Hess, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.2

Executive Letter Agreement, dated June 2, 2016, among Daniel Gilbert, NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., NorthStar Asset Management Group, LTD. and NSAM Bermuda, LTD.

10.3	Executive Letter Agreement, dated June 2, 2016, among David T. Hamamoto, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.4	Executive Letter Agreement, dated June 2, 2016, among Ronald J. Lieberman, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.5	Executive Letter Agreement, dated June 2, 2016, among Albert Tylis, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

99.1	Voting and Support Agreement, dated as of June 2, 2016, by and among NorthStar Realty Finance Corp., NorthStar Asset Management Group Inc. and each of the persons listed on Schedule A thereto.

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NRF hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: June 8, 2016	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., New Polaris Inc., New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC.

2.2	Agreement, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc. and NSAM J-NRF Ltd.

10.1	Executive Letter Agreement, dated June 2, 2016, among Debra Hess, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.2

Executive Letter Agreement, dated June 2, 2016, among Daniel Gilbert, NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., NorthStar Asset Management Group, LTD. and NSAM Bermuda, LTD.

10.3	Executive Letter Agreement, dated June 2, 2016, among David T. Hamamoto, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.4	Executive Letter Agreement, dated June 2, 2016, among Ronald J. Lieberman, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

10.5	Executive Letter Agreement, dated June 2, 2016, among Albert Tylis, NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp.

99.1	Voting and Support Agreement, dated as of June 2, 2016, by and among NorthStar Realty Finance Corp., NorthStar Asset Management Group Inc. and each of the persons listed on Schedule A thereto.

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NRF hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.